UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant To Section 14(a) Of The

Securities Exchange Act Of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

The New Home Company Inc.

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 6, 2020, The New Home Company Inc. (the “Company”), IHP Capital Partners VI, LLC (“IHP”), H. Lawrence Webb, Wayne J. Stelmar, Joseph D. Davis and Thomas Redwitz (the “Founders”) (in their individual capacities and as successors in interest to TNHC Partners LLC), entered into Amendment No. 2 (the “Amendment”) to that certain Investor Rights Agreement, dated as of February 5, 2014, as amended by Amendment No. 1 to the Investor Rights Agreement, dated May 22, 2018 (as amended, the “Investor Rights Agreement”). The parties to the Investor Rights Agreement entered into the Amendment to document the termination of the Investor Rights Agreement effective May 6, 2020 as to Thomas Redwitz. As a result, among other things, as of May 6, 2020, Thomas Redwitz is no longer bound by the voting obligations set forth in the Investor Rights Agreement. Our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2020 contains additional information regarding our relationships with IHP and the Founders. The Amendment is filed as Exhibit 4.4 to Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Additional Information and Where To Find It

On April 28, 2020, the Company filed its proxy statement with the U.S. Securities and Exchange Commission (the "SEC") with respect to the 2020 Annual Meeting. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The Company, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters to be considered at the 2020 Annual Meeting, or any adjournment or postponement thereof. Information about the Company's directors and executive officers, and their direct and indirect interests in the Company, is available in its proxy statement, filed April 28, 2020 for its 2020 annual meeting of stockholders. To the extent holdings of the Company's securities by such directors or executive officers have changed since the amounts included in the 2020 proxy statement, such changes have been or will be reflected on reports filed with the SEC in accordance with the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the proxy statement and other materials filed with the SEC in connection with the 2020 Annual Meeting. Stockholders are able to obtain any proxy statement, any amendments or supplements to any proxy statement and other documents filed by the Company with the SEC free of charge at the SEC's website at www.sec.gov. Copies also are available free of charge at the "Investors" section of the Company's website at www.NWHM.com or by contacting Investor Relations at (949) 382-7838 or investorrelations@nwhm.com.